Exhibit 10.6

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 31st day of August 2001 by and between AMERITREND CORPORATION, a Florida corporation ("Ameritrend"), DANKA HOLDING COMPANY, a Delaware corporation (the "Company"), and METHOD PRODUCTS CORP., a Florida corporation (the "Buyer").

                                   WITNESSETH:

         WHEREAS, the Company owns all of the issued and outstanding capital stock of Ameritrend (the "Stock");

         WHEREAS, the Company desires to sell to the Buyer and the Buyer desires to purchase from the Company all of the Stock subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

                                    ARTICLE I

          CLOSING; PRECLOSING DISTRIBUTIONS, PAYMENTS AND ASSUMPTIONS;
                                  SALE OF STOCK

         1.01. Closing. The Closing (the "Closing") of the transaction described herein shall take place at 12 p.m. eastern daylight time at the offices of the Company located in Atlanta, Georgia or such other location in the Atlanta, Georgia vicinity as the parties may agree on or before August 31, 2001 (the "Closing Date") unless a later date is agreed to by written consent of all parties hereto .

         1.02. Payoff of Creditors; Distributions to the Company of Certain Assets and Assumption by the Company of Certain Liabilities. At or prior to the Closing, (a) Ameritrend shall assign, transfer or distribute to the Company the following assets: (i) accounts receivable arising or accruing prior to the Closing Date, (ii) any rights Ameritrend may have with respect to assets which are not used primarily by Ameritrend, including, without limitation, the phone equipment used in any of Ameritrend's locations which are jointly used by Ameritrend and Ameritrend's affiliated companies in the conduct of their business (and are not held by Ameritrend as inventory available for sale to its customers), and (iii) cash and cash equivalents in banks, certificates of deposit, commercial paper and securities owned by Ameritrend; and (b) Ameritrend shall assign and the Company shall unconditionally assume those liabilities of Ameritrend set forth in the Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") the form of which is attached hereto as Exhibit A and made a part hereof. The Company agrees that after the Closing, the Company will pay all trade accounts payable and employee salaries and expenses (other than paid time off) arising or accruing prior to the Closing, which payments shall be in the ordinary course of business consistent with Ameritrend's past practice and in a manner which shall not adversely affect Ameritrend's ongoing ordinary course of business. The parties acknowledge and agree that all liabilities and obligations relating to deferred service revenue shall not be assumed by the Company (except with respect to any deferred service liabilities relating to the matters assumed by the Company in the Assignment and Assumption Agreement) and such liabilities and obligations shall be the sole responsibility of Ameritrend after the Closing.

         1.03 Purchase of Stock. Upon and subject to the terms and conditions of the Agreement, Buyer agrees to purchase and accept delivery from the Company of, and the Company agrees to sell, assign, transfer and deliver to Buyer, at the Closing, all of the issued and outstanding Stock, free and clear of all liens, pledges, security interests, claims, charges, restrictions, equities or encumbrances of any kind whatsoever. The Company shall deliver to Buyer at Closing the certificate or certificates representing the Stock owned by the Company, duly endorsed in blank by the Company, or accompanied by a duly endorsed stock power in blank, and with all necessary transfer tax and other revenue stamps, acquired at the Company's expense, affixed and canceled. The Company agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such Stock or with respect to the stock power accompanying any of the Stock.

         1.04. Purchase Price. The total purchase price for the Stock shall be One Million Dollars ($1,000,000) (the "Purchase Price"), and shall be payable, pursuant to Buyer's secured promissory note (the "Promissory Note"), the form of which is attached hereto as Exhibit B and made a part hereof, in favor of the Company. Such Promissory Note and the principal amount set forth therein shall be paid in increments within five (5) business days of Buyer's receipt of cleared funds from the sale of any of the inventory owned by Ameritrend as of the Closing, identified in Schedule 2.01 (h) hereto, equal to the purchase price paid by Ameritrend and/or the Company to the distributor of such inventory, as such purchase price is represented on Schedule 2.01 (h), and in any event, no later than 180 days following the Closing. Buyer shall provide to the Company a written report on the first business day of each month while the Promissory Note is not paid in full, describing the amount and type of inventory sold in the immediately preceding month and the sales proceeds therefrom, certified as true and correct by Buyer's Chief Executive Officer. The Promissory Note and the obligation represented thereby shall be secured by: (a) all of the assets of Ameritrend existing as of the Closing (the "Assets") which will be the subject of a security agreement executed by and between Ameritrend and the Company (the "Security Agreement") the form of which is attached hereto as Exhibit C and made a part hereof, and (b) a pledge of the Stock, which will be the subject of a stock pledge agreement executed by and between Buyer and the Company (the "Stock Pledge Agreement") the form of which is attached hereto as Exhibit D and made a part hereof.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.01. Representations and Warranties of Ameritrend. Ameritrend hereby makes the following representations and warranties to Buyer as of the date of this Agreement through the Closing:

                  (a) Authority. Ameritrend is a Florida corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized. Ameritrend has all requisite power and authority and the legal right to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement. Ameritrend's execution, delivery, and performance of this Agreement has been duly and validly authorized by all necessary action on the part of Ameritrend. This Agreement has been duly executed and delivered by Ameritrend and constitutes the legal, valid and binding obligation of Ameritrend enforceable in accordance with its terms against Ameritrend except as may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

                  (b) No Restrictions Against Performance. Neither the execution, delivery, or performance of this Agreement by Ameritrend, or the consummation of the transactions described herein will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under, (i) any and all organizational documents of Ameritrend, including as applicable, Ameritrend's articles of incorporation and bylaws, as same may be amended; (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is or may be applicable to Ameritrend, the Assets or the Stock; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Ameritrend is a party or by which Ameritrend, the Stock or the Assets is or may be bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which Ameritrend, the Stock or the Assets is or may be bound. The execution and delivery of this Agreement by Ameritrend and the performance by Ameritrend of the transactions described herein will not constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors.

                  (c) Third-Party and Governmental Consents. No approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third party is required in connection with Ameritrend's execution of this Agreement or the consummation of the transactions described herein except: (i) the approval of the Company, which constitutes Ameritrend's sole shareholder, which approval shall be evidenced by the execution of this Agreement by a duly authorized representative of the

Company; (ii) the consent of the lessor relating to premises located at 3710 Park Central Boulevard North, Pompano Beach, FL 33064 (the "Pompano Office") which are leased by Ameritrend's affiliate and used and occupied by Ameritrend;
(iii) the consent of certain lessors of equipment constituting a portion of the Assets which is subject of equipment leases, and (iv) the consent of Ameritrend's and the Company's financial institution lenders under their credit facility, and release of all Uniform Commercial Code security interests in connection therewith.

                  (d) Capitalization. The authorized capital stock of Ameritrend consists of One Thousand (1,000) shares of common stock, of which One Thousand (1,000) shares are issued and outstanding. The Company owns all One Thousand (1,000) of the issued and outstanding shares of the Stock, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholder agreements. Each outstanding share of Stock has been legally and validly issued and is fully paid and nonassessable. No shares of the Stock are owned by Ameritrend in treasury. No shares of the Stock have been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of Ameritrend's stockholders. Ameritrend has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of Ameritrend on any matter.

                  (e) Transactions in Capital Stock. There exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of Ameritrend, and no option, warrant, call, conversion right or commitment of any kind exists which obligates Ameritrend to issue any of its authorized but unissued capital stock. Ameritrend has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

                  (f) Continuity of Business Enterprise. Except as described by this Agreement, there has not been any sale, distribution or spin-off of significant assets of Ameritrend other than in the ordinary course of business within the two (2) year period preceding the date of this Agreement.

                  (g) Corporate Records. The copies of the articles of incorporation and bylaws, and all amendments thereto, of Ameritrend that have been delivered or made available to Buyer are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of Ameritrend, copies of which have been delivered or made available to Buyer, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholder(s) of Ameritrend in the three (3) years prior to the Closing Date, and contain all other material minutes and consents of the directors and stockholders of Ameritrend since its formation. On or prior to the Closing Date, Ameritrend shall deliver to the Buyer any and all additional corporate records of

Ameritrend, including but not limited to all invoices, purchase orders, customer contracts, human resources records, insurance policies currently in effect and issued to Ameritrend, and tax returns of every type and nature.

                  (h) Title. Ameritrend has good, valid, marketable, legal and beneficial title to all of the Assets (except with respect to equipment which is leased pursuant to the leases described in Section 2.01(c) hereof) and all of the Assets shall be at Closing free and clear of all liens, liabilities, claims, mortgages, obligations, restrictions, or other encumbrances of any kind or nature (collectively, "Liens"), of any nature whatsoever, whether absolute, legal, equitable, accrued, contingent or otherwise, including without limitation any rights of first refusal as to any of the Assets. A complete and accurate list of the inventory, equipment, furniture, furnishings, fixtures, customer and supplier contracts, equipment leases, trademarks, service marks and Internet domain names constituting a portion of the Assets is attached hereto as Schedule 2.01(h). Except with respect to Liens affecting the Assets, any and all of which shall be released at or prior to the Closing, there are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity other than Buyer to acquire any interest in all, or any part of, the Assets.

                  (i) Orders and Decrees. None of Ameritrend, the Stock or any of the Assets is subject to any judicial or administrative order, ordinance or zoning restriction which would adversely affect, or impose any condition on, Ameritrend, the Stock, the Assets, or the transactions described herein.

                  (j) Compliance with Laws. Ameritrend is in compliance in all material respects with all applicable laws, rules, regulations and administrative orders of (i) the United States, (ii) Florida and any other states and/or other jurisdictions in which it transacts business, and (iii) any municipality, county, or subdivision, to which Ameritrend, the Stock or any of the Assets is or may be subject.

                  (k) Insurance. To the extent insurable, Ameritrend and the Assets are insured by Ameritrend under policies of general liability, umbrella liability, property/all risk, boiler and machinery, comprehensive crime and wind deductible buy down in such amounts and against such risks and losses as are reasonable and adequate for Ameritrend and the Assets. Ameritrend shall maintain such insurance in full force and effect until and including the Closing Date.

                  (l) Taxes. Ameritrend has since its inception prepared and filed all United States income tax returns and reports and all state, local and municipal tax returns and reports of every nature that are required to be filed by it and has paid or made provisions for the timely payment of all taxes and/or other charges, however characterized, that have become due pursuant to such returns and reports, including but not limited to unemployment compensation, property, payroll and sales taxes. None of such returns or reports are subject to any pending audit by any regulatory authority, including but not limited to the Internal Revenue Service (the "IRS") nor has the IRS or any other regulatory authority made any pending inquiry of, reviewed or otherwise investigated same (to the extent that any of such audits or inquiries have been made in the past, the results of such audits and inquiries will not adversely affect Ameritrend currently or in the future). No deficiency, assessment or proposed adjustment of any of such taxes and/or charges, however characterized, is pending or, to Ameritrend's knowledge, threatened, nor are any investigations by any regulatory authorities pending or, to Ameritrend's knowledge, threatened pertaining thereto. Ameritrend has not received nor is it otherwise aware of, any written notices or other inquiries, written or oral, relating to any taxes and/or other charges, however characterized, from any regulatory authority, which may adversely impact Ameritrend, the Stock, the Assets or the transactions described in this Agreement.

                  (m) Personal Property and Equipment. The personal property and equipment comprising a portion of the Assets are in good working order (ordinary wear and tear excepted).

                  (n) Employment Matters. Except as set forth in Schedule 2.01(n) hereof, the consummation of the transactions described hereby will not cause Ameritrend or the Buyer to incur or suffer any liability relating to, or obligation to pay, any severance, termination or other payment of any type whatsoever, however characterized, including but not limited to payroll withholding taxes, to any person or entity. Except as set forth in Schedule 2.01(n) hereof, no employee of Ameritrend has any contractual right to continued employment by Ameritrend following the consummation of the sale and transfer of the Stock pursuant to this Agreement, the Buyer shall be free to offer employment to the employees of Ameritrend, and Ameritrend shall be free to continue the employment of such employees. Set forth in Schedule 2.01(n) is an accurate and complete list of all employees employed by Ameritrend showing as to each the nature of the employee's job, years of service, the amount or rate of compensation, all accruals of vacation, personal days, sick leave, and any other benefits due the employee and other matters which may be reasonably required by the Buyer. Ameritrend is not a contributing employer under any multi employer plan (as such term is defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended, nor has it withdrawn from participation in any such plan after 1979. Ameritrend has not entered into any agreement to provide, nor does it otherwise have any obligation to provide, any individual and/or his designated beneficiary with any medical, life insurance or other fringe benefits, other than the health insurance plans described in the Ameritrend benefits booklet previously delivered by Ameritrend to Buyer. Except for such health insurance benefits, Ameritrend does not maintain or sponsor any employee benefit plans (including without limitation, any pension plans, cafeteria plans, 401(k) plans, stock option plans, severance plans or profit sharing plans) for the benefit of its employees.

                  (o) Litigation. Except as set forth in Schedule 2.01(o) attached hereto and made a part hereof, there is no judicial or administrative action, suit or proceeding, pending, or to Ameritrend's knowledge, threatened against or relating to Ameritrend, the

Stock or the Assets, before any federal, state or local court, arbitration tribunal or governmental authority which could, individually or in the aggregate, (i) result in the voluntary or involuntary transfer of any of the Stock or the Assets; or (ii) adversely affect Ameritrend, the Stock or the Assets. Ameritrend knows of no reasonable basis for any such action, suit, proceeding or any governmental investigation relating to the same.

                  (p) Absence of Undisclosed Liabilities. As of the Closing Date, Ameritrend will not to its knowledge have any liabilities or obligations, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except those liabilities and obligations: (i) associated with executory contracts entered into by Ameritrend with its customers (which liabilities include, without limitation deferred service revenue obligations),
(ii) arising or accruing after the Closing relating to the equipment leases and the real property lease for the Pompano Office described in Section 2.01(c) of this Agreement, (iii) disclosed in the Assignment and Assumption Agreement; (iv) owed to the Company (or its affiliated entities) as expressly provided in this Agreement and (v) relating to employment arrangements with Ameritrend's employees identified in Schedule 2.01(n) hereof for: (1) paid time off accruing prior to the actual date of Closing, (2) any severance due in connection with the termination of the employee's employment on or after the Closing Date; and
(3) payroll, any required withholding related thereto and any and all obligations with respect to such employees arising from and after the Closing. For purposes of this Agreement, the term "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

                  (q) Absence of Changes. Except as set forth in Schedule 2.01(q) or as described in this Agreement, since July 31, 2001, Ameritrend has not:

                           (i) incurred any liabilities, other than liabilities
incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to Ameritrend or any of the Assets;

                           (ii) sold, encumbered, assigned or transferred any
assets or properties;

                           (iii) created, incurred, assumed or guaranteed any
indebtedness for money borrowed, or mortgaged, pledged or subjected any of the Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

                           (iv) made or suffered any amendment or termination of
any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

                           (v) suffered any damage, destruction or loss, whether
or not covered by insurance, materially and adversely affecting Ameritrend and its operations, prospects or condition (financial or otherwise) or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business;

                           (vi) suffered any material adverse change in its
operations, prospects or condition (financial or otherwise);

                           (vii) received notice or had knowledge of any actual
or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on Ameritrend or its operations, prospects or condition (financial or otherwise);

                           (viii) increased or decreased the salaries or other
compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled other than in the ordinary course of business consistent with past practice;

                           (ix) changed any of the accounting principles
followed by it or the methods of applying such principles; or

                           (x) entered into any transaction other than in the
ordinary course of business consistent with past practice.

                  (r) Commitments. Except as otherwise disclosed pursuant to this Agreement, Ameritrend is not a party to or bound by, nor are the Assets bound by, whether or not in writing, any of the following:

                           (i) partnership or joint venture agreement;

                           (ii) guaranty or suretyship, indemnification or
contribution agreement or performance bond;

                           (iii) debt instrument, loan agreement or other
obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                           (iv) contract to purchase real property;

                           (v) agreement relating to any material matter or
transaction in which an interest is held by a person or entity that is an affiliate of Ameritrend;

                           (vi) agreement for the acquisition of services,
supplies, equipment, inventory, fixtures or other property, or agreements with public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions described herein) involving more than $2,000 in the aggregate;

                           (vii) powers of attorney;

                           (viii) contracts containing non-competition
covenants;

                           (ix) any license or other agreement, written or oral,
pertaining to the use of the name "Ameritrend" or any derivative thereof, trademark or logo; or

                           (x) any other agreement or commitment not made in the
ordinary course of business or that is material to the business, operations, condition (financial or otherwise) or results of operations of Ameritrend.

                  (s) Financial Statements. The financial statements of Ameritrend for the fiscal years ended March 31, 1999, March 31, 2000, and March 31, 2001 and for the stub period July 31, 2001, attached hereto as Exhibits E, F, G and H, are true and correct, accurately reflect Ameritrend's business and operations for the periods stated therein, and have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP").

                  (t) No Material Misrepresentations or Omissions. No representation, warranty or covenant made by Ameritrend in this Agreement or in any written statement or certificate furnished to or to be furnished to the Buyer pursuant to this Agreement or in connection with the transactions described in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading. All books, written statements, documents and records furnished or given by Ameritrend to the Buyer and its authorized representatives and agents during the negotiation of or preparatory to the execution of this Agreement and the consummation of the transactions described herein contain no material misrepresentations or omit material facts necessary to make such statements and materials not misleading.

         2.02. Representations and Warranties of Company. Company hereby makes the following representations and warranties to Buyer as of the date of this Agreement through the Closing:

                  (a) Authority. Company is a Delaware corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized.


Company has all requisite power and authority and the legal right to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement. Company's execution, delivery, and performance of this Agreement has been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company enforceable in accordance with its terms against Company except as may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

                  (b) No Restrictions Against Performance. Neither the execution, delivery, or performance of this Agreement by Company, or the consummation of the transactions described herein will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under, (i) any and all organizational documents of Company, including as applicable, Company's certificate of incorporation and bylaws, as same may be amended; (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is or may be applicable to Company and/or the Stock and/or the Assets; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Company is a party or by which Company and/or the Stock and/or the Assets is or may be bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which Company and/or the Stock and/or the Assets is or may be bound. The execution and delivery of this Agreement by Company and the performance by Company of the transactions described herein will not constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors.

                  (c) Third-Party and Governmental Consents. No approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third party is required in connection with the Company's execution of this Agreement or the consummation of the transactions described herein; provided, however, that the parties hereto acknowledge that the (i) consent of the Company's lenders under the Company's credit facility is required to consummate the transactions described in this Agreement, which consent shall be delivered at Closing; and (ii) the consent of equipment lessors may be required in connection with the transactions described in this Agreement, which consents the Company shall use its best efforts to obtain after Closing.

                  (d) Account Payables of Ameritrend; Intercompany Loans and Payables. . The Company agrees to guarantee and timely pay all account payables and other liabilities of Ameritrend set forth in Section 1.02 of this Agreement and/or the Assignment and Assumption Agreement after the Closing so as to not adversely affect Ameritrend's ongoing ordinary course of business. Concurrent with the Closing, the Company shall be deemed, without any further action, to forgive any and all intercompany loans and payables otherwise outstanding, due or owing by Ameritrend to the Company and/or any Company subsidiary and/or otherwise related person and/or entity.

                  (e) Confirmation of Representation and Warranties of Ameritrend. The Company confirms each of the representations and warranties set forth above by Ameritrend.

                  (f) Litigation. There is no judicial or administrative action, suit or proceeding, pending, threatened against or relating to the Company and/or Ameritrend which could effect the Stock or the Assets, before any federal, state or local court, arbitration tribunal or governmental authority which could, individually or in the aggregate, (i) result in the voluntary or involuntary transfer of any of the Stock or the Assets; or (ii) adversely affect the Stock or the Assets. The Company knows of no reasonable basis for any such action, suit, proceeding or any governmental investigation relating to the same.

                  (g) Tax Returns; Audits and Related Matter The Company will cause, at its expense, all Ameritrend tax returns for the fiscal year ended March 31, 2001 to be professionally prepared and delivered, to Buyer on or prior to November 1, 2001 for the Buyer's review. The Company, recognizing the need for the Buyer to secure audited historical financial statements for Ameritrend, will cooperate and cause its appropriate personnel to cooperate with the Buyer and Ameritrend in connection with an audit of Ameritrend's historical financial statements performed in accordance with generally accepted auditing standards. The Company will cooperate with th Buyer and make and timely file with the IRS an election pursuant to Section 338 of the Internal Revenue Code of 1986, as amended, if so requested by the Buyer.

                  (h) Investment Representations of Company. The Company understands that the Promissory Note is not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Company represents and warrants that it is an "accredited investor" and "sophisticated investor" as defined under the Securities Act and state "Blue Sky" laws. The Company represents and warrants that the Promissory Note to be acquired by Company upon consummation of the transactions described in this Agreement will be acquired by Company's own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, and that Company will not distribute the Promissory Note in violation of the Securities Act. The Company represents and warrants to Buyer that Company has such knowledge and experience in financial and business matters such that Company is capable of evaluating the merits and risks of Company's investment in any the Promissory Note to be acquired by Company upon consummation of the transactions described in this Agreement. The Company confirms that it has had the opportunity to ask questions of and receive answers from Buyer and its officers and directors concerning the terms and conditions of Company's investment in the Promissory Note, that it has reviewed Buyer's public filings made with the U.S. Securities Exchange Commission under the Securities Exchange Act of 1934, as amended, for the period July 1, 2000 through the Closing Date, and Company has received to its satisfaction, such additional information, about Buyer's operations as Company has requested.

                  (i) No Material Misrepresentations or Omissions. No representation, warranty or covenant made by the Company in this Agreement or in any written statement or certificate furnished to or to be furnished to the Buyer pursuant to this Agreement or in connection with the transactions described in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading. All books, written statements, documents and records furnished or given by the Company to the Buyer and its authorized representatives and agents during the negotiation of or preparatory to the execution of this Agreement and the consummation of the transactions described herein contain no material misrepresentations or omit material facts necessary to make such statements and materials not misleading.

         2.03. Representations and Warranties of Buyer. Buyer hereby makes the following representations and warranties to Ameritrend and the Company as of the date of this Agreement through the Closing:

                  (a) Authority. Buyer is a Florida corporation duly organized, validly existing and in good standing under the laws of the state in which it is organized. Buyer has all requisite power and authority and the legal right to own its properties and to conduct its business as currently conducted, and to execute, deliver and perform this Agreement. Buyer's execution, delivery, and performance of this Agreement has been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer enforceable in accordance with its terms against Buyer except as may be limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

                  (b) No Restrictions Against Performance. Neither the execution, delivery, or performance of this Agreement by Buyer, nor the consummation of the transactions described herein will, with or without the giving of notice or the passage of time, or both, violate any provisions of, conflict with, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien or condition under, (i) Buyer's organizational documents; (ii) any federal, state or local law, statute, ordinance, regulation or rule, which is applicable to Buyer; (iii) any contract, indenture, instrument, agreement, mortgage, lease, right or other obligation or restriction to which Buyer is a party or by which Buyer is bound or to which the shareholder(s) of the Buyer is/are a party or otherwise bound; or (iv) any order, judgment, writ, injunction, decree, license, franchise, permit or other authorization of any federal, state or local court, arbitration tribunal or governmental agency by which Buyer is bound. The execution and delivery of this Agreement by Buyer and the performance by Buyer of the transactions described herein will not constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors or creditors.

                  (c) Third-Party and Governmental Consents. No approval, consent, waiver, order or authorization of, or registration, qualification, declaration, or filing with, or notice to, any federal, state or local governmental authority or other third party is required on the part of Buyer in connection with the execution of this Agreement or the consummation of the transactions described herein, or has otherwise been obtained prior to Closing.

                  (d) Written Report to be Provided to Company Concerning Sale of Inventory Purchased by Buyer from Ameritrend. Buyer shall cause its Chief Executive Officer to timely provide to the Company the written monthly report required pursuant to Article I, Section 1.04 hereof.

                  (e) Investment Representations of Buyer. Buyer understands that the Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Buyer warrants that it is an "accredited investor" or "sophisticated investor" as defined under the Securities Act and state "Blue Sky" laws, or that Buyer has utilized, to the extent necessary to be deemed a sophisticated investor under the Securities Act and State "Blue Sky" laws, the assistance of a professional advisor. Buyer represents and warrants that the Stock to be acquired by Buyer upon consummation of the transactions described in this Agreement will be acquired by Buyer's own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder, and that Buyer will not distribute any of the Stock in violation of the Securities Act. Buyer represents and warrants to Ameritrend and the Company that Buyer, either alone or together with the assistance of Buyer's own professional advisor, has such knowledge and experience in financial and business matters such that Buyer is capable of evaluating the merits and risks of Buyer's investment in any of the Stock to be acquired by Buyer upon consummation of the transactions described in this Agreement. Buyer confirms that it has had the opportunity to ask questions of and receive answers from Ameritrend and the Company concerning the terms and conditions of Buyer's investment in the Stock, and Buyer has received to its satisfaction, such additional information, about Ameritrend's operations as Buyer has requested.

                  (f) No Material Misrepresentations or Omissions. No representation, warranty or covenant made by Buyer in this Agreement or in any written statement or certificate furnished to or to be furnished to the Company or Ameritrend pursuant to this Agreement or in connection with the transactions described in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading. All books, statements, documents and records furnished or given by Buyer to the Company or Ameritrend and their respective authorized representatives and agents during the negotiation of or preparatory to the execution of this Agreement and the consummation of the transactions described herein contain no material misrepresentations or omissions of material facts.

                                   ARTICLE III

                                    COVENANTS

         3.01. Ameritrend's Covenants. Ameritrend hereby covenants and agrees that:

                  (a) Conduct of Business. From the date hereof until Closing, Ameritrend shall:

                           (i) maintain and preserve the Assets in a reasonable
and prudent manner, in the ordinary and usual course in which it has been conducted in the past, including but not limited to maintaining insurance coverage for the Assets (to the extent insurable); provided however, that Ameritrend may continue to market and sell its inventory comprising a portion of the Assets in the ordinary and usual course in which Ameritrend has conducted business in the past, and otherwise conduct its business in the ordinary and usual course;

                           (ii) not create, assume, or incur any indebtedness,
make any expenditures or enter into any commitments with respect to or affecting itself or the Assets, except as otherwise provided in this Agreement or in the ordinary course of business;

                           (iii) not sell, transfer, dispose of, or create or
suffer any Lien on the Assets, except as expressly described in this Agreement and except as may be approved by Buyer in advance; and

                           (iv) not take any other action which would have an
adverse effect its business or the Assets, including without limitation the value or condition thereof.

                  (b) Liabilities for Salaries and Related Withholding. Ameritrend shall pay off or satisfy on or prior to the Closing Date all liabilities for salary and required withholding that accrued prior to the Closing Date and for fringe benefits, other than paid time off, that accrued prior to the Closing Date.

                  (c) Further Assurances. Ameritrend agrees, without further consideration, to execute and deliver such other instruments of transfer and take such other action, at Ameritrend's expense, as Buyer may reasonably request in order to put Buyer in possession of, and to vest in Buyer, good, valid, and unencumbered title to the Stock and the Assets in accordance with this Agreement and to consummate the transactions described in this Agreement.


                  (d) Best Efforts. Ameritrend represents that it shall use its best efforts to close pursuant to the terms of this Agreement by the Closing Date.

         3.02 Company's Covenants. The Company hereby covenants and agrees that:

                  (a) Conduct of Ameritrend's Business. From the date hereof until Closing, the Company shall cause Ameritrend to:

                           (i) maintain and preserve Ameritrend's business and
the Assets in a reasonable and prudent manner, in the ordinary and usual course in which it has been conducted in the past, including but not limited to maintaining insurance coverage for the Assets (to the extent insurable); provided however, that Ameritrend may continue to market and sell its inventory comprising a portion of the Assets in the ordinary and usual course in which Ameritrend has conducted business in the past;

                           (ii) not create, assume, or incur any indebtedness,
make any expenditures or enter into any commitments with respect to or affecting Ameritrend, the Stock or the Assets, except in the ordinary course of business;

                           (iii) not sell, transfer, dispose of, or create or
suffer any Lien on the Stock or the Assets, except as expressly described in this Agreement and except as may be approved by Buyer in advance; and

                           (iv) not take any other action which would have an
adverse effect on Ameritrend, the Stock, or the Assets, including without limitation the value or condition thereof.

                  (b) Further Assurances. The Company agrees, without further consideration, to execute and deliver such other instruments of transfer and take such other action, and to cause Ameritrend to execute and deliver such other instruments of transfer and take such other action, at the Company's and/or Ameritrend's expense, as Buyer may reasonably request in order to put Buyer in possession of, and to vest in Buyer, good, valid, and unencumbered title to the Stock in accordance with this Agreement and to consummate the transactions described in this Agreement.

                  (c) Best Efforts. The Company represents that it shall use its best efforts to close pursuant to the terms of this Agreement by the Closing Date.

         3.03.    Buyer's Covenants.

                  (a) Collection of Outstanding Accounts Receivable. The Buyer agrees to use its best efforts (and to cause Ameritrend to use its best efforts after the Closing) to bill and collect for and on behalf of the Company all of Ameritrend's accounts receivable outstanding on the Closing Date and transferred by Ameritrend to the Company as of the Closing Date (the "Outstanding A/Rs"), reconcile the billings and collections thereof and prepare such written reports evidencing the same as shall be reasonably requested by the Company. The Company hereby appoints the Buyer (and Ameritrend after the Closing) as its exclusive agent to bill and collect on the Company's behalf the Outstanding A/Rs during the period from the Closing Date through and including the date that is one hundred twenty (120) days thereafter. The Buyer covenants to the Company that all of such collection efforts shall be in full compliance with all applicable Federal and state debt collection laws and regulations. Neither the Buyer nor Ameritrend after the Closing shall discount any Outstanding A/R or otherwise agree to accept less than full payment of any Outstanding A/R as full and complete payment of such Outstanding A/R without the Company's consent. The Buyer (and Ameritrend after the Closing) shall direct that all accounts receivable payments with respect to such collection efforts be deposited in a segregated Ameritrend checking account owned by the Company at Bank of America (account #3751028040). Ameritrend will promptly forward all of such collections to the Company following its receipt thereof. As full payment for the foregoing collection efforts, the Company agrees to pay the Buyer and/or Ameritrend a percentage of amounts collected on the following basis: (i) Outstanding A/Rs collected within thirty (30) days of the Closing Date = seven percent (7%) of the amount collected; (ii) Outstanding A/Rs collected during the period from thirty-one (31) to sixty (60) days of the Closing Date = five percent (5%) of the amount collected; (iii) Outstanding A/Rs collected during the period from sixty-one (61) to one hundred twenty (120) days of the Closing Date = three percent (3%) of the amount collected. The Company shall confirm to the Buyer and Ameritrend its receipt of payment of any Outstanding A/Rs within five (5) business days of such payment, and shall make the foregoing percentage payments to the Buyer or Ameritrend on or before the fifth (5th) business day of each month for the immediately preceding month's payments received by the Company. After one hundred twenty (120) days from the Closing Date, the Buyer and Ameritrend shall no longer have the right or the obligation to collect Outstanding A/Rs on the Company's behalf, and the

Company shall have the exclusive right to collect such Outstanding A/Rs in full compliance with all applicable Federal and state collection laws and regulations.

                  (b) Employees. From and after the Closing Date, the Buyer and Ameritrend shall be responsible for paying salaries, providing fringe benefits and for withholding, as required by law, any sums for income tax, unemployment insurance, social security, or other withholding required by applicable law or governmental requirement and for any severance payments with respect to Ameritrend's employees identified on Schedule 2.01(n) of this Agreement. On and after the Closing Date, the Buyer shall cause Ameritrend to maintain appropriate workers' compensation coverage for all of such personnel employed by Ameritrend and comprehensive general liability insurance covering Ameritrend and all of such employees.

                  (c) Prohibition on Solicitation of Employment. Buyer recognizes that the Company's and the Company's affiliated entities' respective employees constitute valuable assets of the Company and such affiliated entities. Accordingly, Buyer hereby agrees that it shall not for a period of one
(1) year after the Closing solicit the employment of or make any offer of employment to, or enter into a consulting relationship with, directly or indirectly, any individual who was employed by the Company or the Company's affiliated entities (other than Ameritrend) immediately prior to the Closing. Buyer agrees that, in the event of a breach or alleged breach of this Section 3.03(c), the Company or such affiliated entities (as the case may be) shall not have an adequate remedy at law, including monetary damages, and that the Company and/or the affiliated entity (as the case may be) shall consequently be entitled to seek a temporary restraining order, injunction or other form of equitable relief against the continuance of such breach. Such relief shall be in addition to any other rights or remedies of the Company and the harmed affiliated entity.

                  (d) Best Efforts. Buyer hereby covenants and agrees that it shall use its best efforts to close pursuant to the terms of this Agreement by the Closing Date.

         3.04. Covenants of Parties. The parties hereto covenant and agree that:

                  (a) Disclosure to Parties. If any of the parties should become aware, prior to Closing, that any of its representations, warranties or covenants is inaccurate or incapable of being performed, such party shall promptly give written notice of such inaccuracy or incapability to the other parties; provided, however, that nothing contained in this Section 3.04(a) shall relieve the party bound by such representation, warranty or covenant from complying with such representation, warranty, or covenant.

                  (b) No Hindrance. None of the parties will take any action than can reasonably be expected to hinder or prevent the consummation of the transactions described herein.

                  (c) Warranty Reconciliation. Ameritrend covenants and agrees to repair or replace equipment sold by it to its customers which is defective, incomplete or otherwise does not operate in accordance with applicable warranties consistent with its past practice and in the ordinary course of business up to the Closing. The Company shall be financially responsible for promptly paying for the cost of repair and/or replacement of any and all equipment occurring after the Closing which has been sold by Ameritrend to its customers within the thirty (30) day period immediately prior to the Closing Date and which is defective, incomplete or otherwise does not operate in accordance with applicable warranties; provided that: (i) such customers have made claims to Ameritrend with respect to such equipment prior to the Closing Date or within thirty (30) days after the Closing Date; (ii) the Company's liability under this Section 3.04(c) shall not exceed the sum of Ten Thousand Dollars ($10,000) per customer and (iii) the Company's liability under this
Section 3.04(c) shall not exceed the sum of Fifty Thousand Dollars ($50,000) in the aggregate. In this regard, Ameritrend and the Company agree to promptly communicate with the Buyer concerning all such customer claims received prior to Closing and Ameritrend and Buyer agree to promptly communicate with the Company concerning all such customer claims after the Closing. The Company shall pay for any time spent by Buyer's service technicians relating to such repair and/or replacement on an hourly basis at Ameritrend's hourly rates generally in effect prior to the Closing Date. The parties' representatives shall meet forty-five
(45) days after the Closing Date to reconcile and resolve any such customer claims for equipment sold within the 30-day period prior to the Closing Date, and all sums due to Buyer under this Section 3.04(c) shall be paid within fifteen (15) days of such meeting. The rights of Buyer under this Section shall be independent of its indemnification rights against Ameritrend and the Company under Article VI hereof and shall not be limited by the provisions of Section
6.03 of this Agreement.

                  (d) Use of Premises. After the Closing Date, Ameritrend and Ameritrend's employees may use and occupy office space (on a non-exclusive basis with the Company's affiliated entities) which is currently used and occupied by employees of Ameritrend at the following addresses in exchange for monthly rental payments in the amount of Two Hundred Dollars ($200) per Ameritrend employee at the following addresses: (i) 5118 North 56th Street, Tampa, Florida 33610; (ii) 1250-C Blountstown Hwy, Tallahassee, Florida 32304; (iii) 7370 NW 36th Street, Suite 415E, Miami, Florida 33166; (iv) 1101 Tyvola Road, Charlotte, North Carolina 28217; and (v) 3200 Beachleaf Court, Raleigh, North Carolina 27604. All rental amounts shall be paid each month in advance and shall become due and payable on the first day of each month. Such use and occupancy shall be on a month-to-month basis, with either party able to terminate Ameritrend's and its employees' use of any one or more of such facilities upon thirty (30) days' prior written notice to the other party; provided, however, that any such right of use and occupancy shall terminate and Ameritrend and its employees shall vacate any such facility immediately upon the request of the landlord (or any real estate management company) with respect to such facility. At all times during such use and occupancy, Ameritrend and its employees shall use the facility in a lawful and proper manner and will not commit or suffer any waste of the facility, nor will it make use thereof which would constitute a nuisance or violate any law, regulation or rule of any governmental authority. During such use, the Company or one of the Company's affiliated entities shall make available utility services to Ameritrend and its employees at no additional cost to Ameritrend or Buyer (except for telephone services which will be separately billed by the Company or one of the Company's affiliated entities to Ameritrend or Buyer). Any other agreement to which Ameritrend and the Company (or any of the Company's affiliates) are a party entitling Ameritrend to use or occupy real estate (other than the lease for the Pompano Office which is being assigned pursuant to this Agreement) are hereby terminated to the extent that such agreements permit Ameritrend's use or occupation.

                                   ARTICLE IV

                               CLOSING CONDITIONS

         4.01. Conditions to Obligations of Buyer. This Agreement and the obligations of Buyer to perform hereunder shall be subject to the satisfaction by Ameritrend and the Company, or waiver in writing by Buyer, of the following conditions as of the date hereof and through the Closing:

                  (a) Representations, Warranties Covenants, Agreements and Obligations. All representations, warranties and agreements of each of Ameritrend and the Company contained in this Agreement shall, except as expressly provided herein, be true and correct as of the date hereof and through the Closing. Each of Ameritrend, its business and Company shall have performed and complied with all of its covenants and obligations under this Agreement.

                  (b) No Material Adverse Change. There shall not have been any material adverse change in, about or concerning Ameritrend, the Stock or the Assets.

                  (c) Deliveries. Ameritrend shall have delivered to Buyer, and the Company shall cause Ameritrend to deliver to Buyer, each of the documents specified in Section 5.01 hereof.

                  (d) Completion of Due Diligence Satisfactory to Buyer. Buyer shall have conducted and completed due diligence to its sole satisfaction pertaining to Ameritrend, the Stock and the Assets for which each of Ameritrend and the Company agrees to reasonably cooperate.

         4.02. Conditions to Obligations of Ameritrend and Company. This Agreement and the obligations of Ameritrend and the Company to perform hereunder shall be subject to the satisfaction by Buyer, or waiver in writing by Ameritrend and the Company, of the following conditions at or prior to Closing:

                  (a) Representations, Warranties and Obligations. All representations, warranties and agreements of Buyer contained in this Agreement shall, except as expressly provided herein, be true and correct at or prior to Closing. Buyer shall have performed and complied with all of its covenants and obligations under this Agreement.

                  (b) Deliveries. Buyer shall have delivered to Ameritrend each of the documents specified in Section 5.02 hereof.

         4.03. Taxes. All state and/or local sales and transfer taxes, charges, fees, and assessments applicable to the transactions described herein shall be borne by Ameritrend, except for documentary stamp taxes, if any, relating to the Promissory Note which shall be borne solely by the Buyer and documentary stamp taxes, if any, relating to the transfer of the Stock which shall be borne solely by the Company.

                                    ARTICLE V

                                   DELIVERIES

         The following deliveries shall be made by the respective parties at
Closing:


         5.01. The Company's and Ameritrend's Deliveries. Ameritrend and the Company shall deliver to Buyer each of the following items at Closing:

                  (a) all of the shares of the Stock;

                  (b) the Assignment and Assumption Agreement;

                  (c) a Lease Assignment and Consent in the form of Exhibit I hereto setting forth the consent of the lessor of the Pompano Office;

                  (d) the resignations of all directors and officers of Ameritrend;

                  (e) written consent and waiver of Liens of Ameritrend's and the Company's lenders under their credit facility;

                  (f) the Security Agreement (delivered by Ameritrend to the Company);

                  (g) the Stock Pledge Agreement; and

                  (h) such other documents, assignments, bills of sale, instruments of conveyance, and certificates of officers as reasonably may be required by Buyer to consummate this Agreement and the transactions described herein.

         5.02. Buyer's Delivery. Buyer shall deliver to Ameritrend and the Company each of the following items at Closing:

                  (a) Promissory Note;

                  (b) Stock Pledge Agreement;

                  (c) Lease Assignment and Consent and assumptions of the equipment lease agreements described in Section 5.01(c) hereof; and

                  (d) such other documents, assumptions, instruments of acceptance, and certificates of officers as reasonably may be required by Ameritrend and/or the Company to consummate this Agreement and the transactions described herein.


                                   ARTICLE VI

                                 INDEMNIFICATION

         6.01. Indemnification by the Company. The Company agrees to defend, indemnify and hold Buyer, any subsidiary or affiliate thereof, Ameritrend, and their respective successors, officers, directors, agents and/or controlling persons (the "Indemnified Buyer Group") harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees, penalties and interest) payable to or for the benefit of, or asserted by, any party, resulting from, arising out of, or incurred as a result of (a) the material falsity of any representation, warranty and/or covenant made by each of Ameritrend and the Company herein or in accordance herewith, or (b) the breach of any material representation, warranty and/or covenant of Ameritrend (prior to the Closing) or the Company (prior to and after the Closing) herein or in accordance herewith.

         6.02. Indemnification by Buyer. Buyer agrees to defend, indemnify and hold the Company harmless from and against any and all losses, liability, damages, costs, or expenses incurred by the Company (including reasonable attorneys' fees, penalties and interest) payable to or for the benefit of, or asserted by, any party, resulting from, arising out of, or incurred as a result of (a) the material falsity of any representation or warranty made by Buyer herein or in accordance herewith, or (b) the breach of any material covenant of Ameritrend (after the Closing) or Buyer (prior to and after the Closing) herein or in accordance herewith.

         6.03. Survival of Representations, Warranties, Covenants, Indemnification Provisions and Agreements; Limitation on Claims. The representations, warranties, covenants, indemnification provisions and agreements made by each of Ameritrend and the Company, on the one hand, and Buyer, on the other hand, shall continue in full force and effect and survive the Closing and any termination of this Agreement and shall be fully enforceable at law and/or in equity against such other party/parties and its/their successors and assigns by the other party/parties and its/their successors and assigns; provided, however, that notwithstanding the provisions of Sections 6.01 and 6.02 hereof, no party shall be required to indemnify another party with respect to a breach of a representation, warranty or covenant unless the claim for indemnification is brought within one (1) year after the Closing Date, except that (i) a claim for indemnification for a breach of the representations, warranties and/or covenants relating to title to property may be made at any time, (ii) a claim for indemnification for a breach of the representations, warranties and/or covenants relating to litigation or brokers and/or a claim for indemnification relating to or arising out of any tax obligations, claims, assessments of any type and/or nature whatsoever relating to Ameritrend for any time period prior to the Closing Date (which claim for indemnification may be made and to which the members of the Indemnified Buyer Group shall be entitled notwithstanding anything to the contrary in Section 6.01 above), may be made at any time within the applicable statute of limitations; and (iii) the Company shall not be required to indemnify Buyer: (A) unless the aggregate amount of damages or claims incurred by Ameritrend and/or Buyer exceed the sum of Two Hundred Fifty Thousand Dollars ($250,000), in which case individual claims may only be included to reach such aggregate amount if the individual claim exceeds the sum of Twenty-Five Thousand Dollars ($25,000); and
(B) to the extent that the damages or claims incurred by Ameritrend exceed One Million Dollars ($1,000,000). Without regard to the foregoing one (1) year time period described above or the dollar amount limitations set forth above, the Company shall indemnify the Indemnified Buyer Group for any and all losses, liabilities, damages, costs or expenses (including reasonable attorneys' fees, penalties and interest relating to or arising from any claims, threats, actions and/or proceedings initiated by any third party for (i) all trade accounts payable and employee salaries and expenses (other than paid time off) arising or accruing prior to the Closing and assumed by the Company in accordance with
Section 1.02 hereof which are not paid by the Company in accordance with such Section, and (ii) the Company's failure to fulfill its payment obligations under the Assignment and Assumption Agreement. Any investigation at any time made by or on behalf of (or any disclosure to) any party hereto shall not diminish in any respect whatsoever its right to rely on the representations and warranties of the other parties hereto. The indemnification rights set forth in this
Article VI constitute the sole rights and remedies of the parties against each other for any breach of this Agreement unless the breach involves an intentional breach, intentional misrepresentation or fraud by the party, in which event the parties shall retain all rights and may pursue any remedies as the parties may have at law or in equity or otherwise.

         6.04. Notice of Claims. Buyer, Ameritrend and the Company, each agree to give prompt written notice to the other(s) of any claim against the party giving notice which might give rise to a claim by it against another party/parties hereto based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof. In the event that any action, suit or proceeding is brought against Buyer, Ameritrend or the Company with respect to which any party hereto may have liability under the indemnification provisions contained herein, the indemnifying party/parties shall have the right, at its/their sole cost and expense, to defend such action in the name or on behalf of the indemnified party/parties and, in connection with any such action, suit or proceeding, the parties hereto agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding. No party hereto shall make any settlement of any claim which might give rise to liability of another party under the indemnification provisions contained herein without the written consent of such other party, which consent such other party covenants shall not be unreasonably withheld.

                                   ARTICLE VII

                                   TERMINATION

         7.01. Termination Not Due to Breach. Prior to Closing, this Agreement may be terminated at any time by mutual written consent of Buyer, Ameritrend and the Company. If this Agreement is terminated pursuant to this Section 7.01, none of the parties hereto, nor any of their officers, directors, employees, agents, shareholders, successors in interest or their permitted assigns, shall have any liability or further obligation to the other party/parties or any of its/their officers, directors, employees, agents, shareholders, successors in interest or their permitted assigns, pursuant to this Agreement. The parties acknowledge, however, that they will continue to be bound by the restrictive covenants set forth in the letter of intent between Ameritrend and Buyer dated as of August 1, 2001 (the "Letter of Intent") after any such termination.

         7.02. Termination Due to Breach by Buyer. In the event that prior to Closing Buyer fails to comply with any material term or obligation or breaches any representation, warranty or covenant contained in this Agreement in any material respect and does not cure such failure within five (5) business days of receiving written notice from Ameritrend and/or the Company thereof, then Ameritrend and the Company may, at their option, by written notice to Buyer, terminate this Agreement. In such event, Ameritrend and the Company may pursue any and all remedies at law and/or in equity to which they may be entitled.

         7.03. Termination Due to Breach by Ameritrend and/or the Company. In the event that Ameritrend and/or the Company fails to comply with any material term or obligation or breaches any representation, warranty or covenant contained in this Agreement in any material respect and does not cure such failure within five (5) business days of receiving written notice from Buyer thereof, then Buyer may, at its option, by written notice to Ameritrend and/or the Company, terminate this Agreement. In such event, the Buyer may pursue any and all remedies at law and/or in equity to which it may be entitled.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.01. Expenses. Each of the parties to this Agreement will be responsible and pay for the fees and expenses of their respective agents, representatives, counsel, and accountants incidental to the negotiation, drafting, and performance of this Agreement; provided, however, that the Company shall be solely responsible for any such fees incurred by Ameritrend prior to the Closing.


         8.02. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but shall not be assignable or delegable in whole or in part by any party without the other parties' prior written consent, which written consent may be withheld in the sole discretion of each of the parties hereto without any liability to the party withholding such consent.

         8.03. Waiver. No provision of this Agreement shall be deemed waived by course of conduct, including the act of closing, unless such waiver is made in a writing signed by the party purporting to waive such provision stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

         8.04. Entire Agreement. This Agreement (together with any exhibits hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by the parties (or by any director, officer, agent, or other representative of such parties) relating to the matters described herein. This Agreement (together with any exhibits hereto) constitutes the entire agreement by and among the parties and there are no agreements or commitments except as expressly set forth herein. Notwithstanding the foregoing, the parties hereto acknowledge and agree that during the period from the execution and delivery of this Agreement to the Closing, and after the execution and delivery of this Agreement if the Closing does not occur, they will continue to be bound by the restrictive covenants set forth in the Letter of Intent.

         8.05. Further Assurances. Each of the parties hereto agrees to execute all documents and instruments and to take or to cause to be taken all actions which are necessary or appropriate to effectuate the transactions described in this Agreement.

         8.06. Risk of Loss. In the event of any loss, damage or destruction of the Assets prior to Closing, Ameritrend shall promptly restore, replace or repair the damaged property to its previous condition at its own cost and have the right to use all insurance proceeds to effect such restoration, replacement or repair and to retain all excess proceeds.

         8.07. Notices. All notices, demands, requests, and other communications hereunder shall be in writing and shall be deemed to have been duly given and shall be effective upon receipt if delivered by hand, or sent by certified or registered United States mail, postage prepaid and return receipt requested, or by prepaid overnight express service or via telecopier (upon receipt by the sender of a printed confirmation of such transmission). Notices shall be sent to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

                  (a) If to Ameritrend (prior to the Closing) or the Company:

                              Danka Holding Company
                              11201 Danka Circle North
                              St. Petersburg, Florida 33716
                              Attention: Keith Nelson, Esq.
                              Telecopier No. (727)568-4269

                  (c) If to Ameritrend (after the Closing) or Buyer:

                              Method Products Corp.
                              2101 NW 33rd Street, Suite 600A
                              Pompano Beach, FL 33069
                              Attention: Mark Antonucci, Chief Executive Officer Telecopier No. (954) 978-2508

         8.08. Amendments, Modifications. This Agreement may be amended or modified only by a written instrument executed by each of Ameritrend, Buyer and the Company which states specifically that it is intended to amend or modify this Agreement.

         8.09. Severability. If, at any time, any applicable federal, state, or local governmental authority, or any court or arbitration tribunal having jurisdiction determines that any provision of this Agreement is void, invalid or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable and still preserve each party's benefits and equities hereunder.

         8.10. Applicable Law: Jurisdiction and Venue; Service of Process; Waiver of Trial by Jury; Attorney's Fees. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Florida, without giving effect to the principles of choice or conflict of laws thereof. Jurisdiction and venue for any action or proceeding brought by or between the parties relating to this Agreement, shall be solely in the federal and/or state courts located in Broward County, Florida. The parties hereby consent to the jurisdiction and venue of such courts, and agree that they shall not contest or challenge the jurisdiction or venue of such courts. The parties agree that service of any process, summons, notice or document, by United States registered or certified mail, to their respective addresses as set forth herein or as may otherwise be changed pursuant to the notice provisions hereof, shall be effective service of process for any action, suit or proceeding brought against it in any such court. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the parties waives trial by jury. The prevailing party/parties shall be entitled to recover from the other party/parties its/their reasonable attorneys' fees and costs.

         8.11. Titles and Headings. Titles and headings to sections hereof are inserted for convenience of reference only, and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

         8.12. Cooperative Efforts. The parties shall cooperate and take such action as may be reasonably requested by the other in order to effect the transactions described herein.

         8.13. Execution in Counterparts; Facsimile. This Agreement may be executed in one or more counterparts and via facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         8.14. Interpretation; Rule of Construction That Ambiguities are to be Construed Against the Drafter Not Applicable. This Agreement is to be construed fairly and simply and not strictly for or against any of the parties hereto. The section headings contained herein are for convenience of reference only, are not part of this Agreement, and shall not affect the meaning or interpretation of any provision hereof. The parties to this Agreement acknowledge that they have each carefully read and reviewed this Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

         8.15 Brokers. Each of the parties hereto represents and warrants to the others that no broker is entitled to any commission or similar fee in connection with the making and carrying out of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   AMERITREND:

                                   AMERITREND CORPORATION


                                   By: /s/ Mark White
                                      -----------------------------------------
                                       Mark White, Its Authorized
Representative

STATE OF   GEORGIA                  )
                                    )ss:
COUNTY OF Fulton                    )

         The foregoing instrument was acknowledged before me on this 31st day of August, 2001 by Mark White, as Ameritrend Corporation's authorized representative on behalf of such corporation who is personally known to me or has produced ___________________________ as identification and did/did not take an oath.

                                    Notary Public:

                                    Sign /s/ Laura Chaney
                                         --------------------------

                                    Print Laura Chaney
                                          -------------------------
                                    State of GA at Large (Seal)
                                    My Commission Expires: 6/15/03

                                    COMPANY:

                                    DANKA HOLDING COMPANY





                                  By: /s/ Mark White
                                      ----------------------------------------
                                      Mark White, Its Authorized Representative


STATE OF   GEORGIA         )
                           )ss:
COUNTY OF Fulton           )

         The foregoing instrument was acknowledged before me on this 31st day of August, 2001 by Mark White, as Danka Holding Company's authorized representative on behalf of such corporation who is personally known to me or has produced ___________________________ as identification and did/did not take an oath.

                                 Notary Public:

                                  Sign /s/ Laura Chaney
                                       --------------------------

                                  Print Laura Chaney
                                  State of GA at Large (Seal)
                                  My Commission Expires: 6/15/03


                                  BUYER:

                                  METHOD PRODUCTS CORP.


                                  By: /s/ Mark Antonucci
                                      -----------------------------------
                                  Mark Antonucci, Chief Executive Officer


STATE OF GEORGIA        )
                        )ss:
COUNTY OF Fulton        )

         The foregoing instrument was acknowledged before me on this 31ST day of August, 2001 by Mark Antonucci, as Chief Executive Officer of Method Products Corp. on behalf of such corporation who is personally known to me or has produced ___________________________ as identification and did/did not take an oath.

                                        Notary Public:

                                        Sign /s/ Laura Chaney
                                             ---------------------------


                                        Print Laura Chaney
                                              --------------------------
                                        State of GA at Large (Seal)
                                             My Commission Expires: 6/15/01